The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)

                                    ARTICLE I
                         The name of the corporation is:

                          Syratech Security Corporation

                                   ARTICLE II
               The purpose of the corporation is to engage in the
                         following business activities:

               See Continuation Sheet IIA attached hereto and made
                                 a part hereof.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

    SECRETARY OF
    COMMONWEALTH

1995 APR 19 PM 12:47

CORPORATION DIVISION

                                   ARTICLE III
The types and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

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        WITHOUT PAR VALUE                               WITH PAR VALUE
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  TYPE        NUMBER OF SHARES        TYPE        NUMBER OF SHARES    PAR VALUE
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Common:            None             Common:           1,500             $1.00
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Preferred:         None             Preferred:        None              None
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                                   ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                               None

                                    ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                               None

                                   ARTICLE VI
*Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

      See Continuation Sheet VIA attached hereto and made a part hereof.

*If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                  ARTICLE VII
The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later EFFECTIVE DATE is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is not a permanent part of the Articles of Organization and may be changed only by filing the appropriate form provided therefor.

                                  ARTICLE VIII
a. The street address of the principal office of the corporation in Massachusetts is: (post office boxes are not acceptable)

      175 McClellan Highway, East Boston, Massachusetts  02128

b. The name, residence and post office address (if different) of the directors and officers of the corporation are:

                 NAME                   RESIDENCE           POST OFFICE ADDRESS

President: Leonard Florence         99 Lyman Road
                                    Chestnut Hill, MA  02167        Same

Treasurer: E. Merle Randolph        24 Boren Lane
                                    Boxford, MA  01921              Same

Clerk:     Faye A. Florence         770 Boylston Street, Apt. 17D
                                    Boston, MA 02199                Same

Directors: Leonard Florence         99 Lyman Road
                                    Chestnut Hill, MA  02167        Same

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent of the corporation, if any, is:

                      None

                                   ARTICLE IX
By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 19 day of April, in the year 1995.


                        /s/ E. M. Randolph
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                        E. Merle Randolph
                        175 McClellan Highway
                        East Boston,  MA  02128
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                        (617)561-2200

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Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                          SYRATECH SECURITY CORPORATION
                          -----------------------------

                             CONTINUATION SHEET II A
                             -----------------------

      To engage exclusively in buying, selling, dealing in or holding, on its own behalf and not as a broker, securities (except securities of a corporation defined in Chapter 63 of the Massachusetts General Laws as DISC), including, without limitation, stocks, shares, bonds, notes, and obligations of and interests in corporations, joint-stock companies, trusts, associations, firms or persons and all forms of public and municipal securities of this or any other country, or any right or interest therein, and, while owner thereof, to exercise all rights, powers and privileges of ownership in the same manner and to the same extent that an individual might.

      To engage in, transact and carry on any or all of the above businesses or any other business activity necessary or convenient for or incidental to any or all of the foregoing or which can advantageously be conducted in connection therewith, and to engage in, transact and carry on any other activity which a corporation classified as a security corporation under the Excise (Income) Tax laws of The Commonwealth of Massachusetts may lawfully engage in, transact or conduct.

                          SYRATECH SECURITY CORPORATION
                          -----------------------------

                             CONTINUATION SHEET VIA
                             ----------------------

      The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

      Meetings of the stockholders of the corporation may be held anywhere in the United States.

      This corporation may become a partner in any general or limited partnership or in any joint venture or in any other business enterprise organized for the purpose of accomplishing any of the purposes contained in the Corporation's Articles of Organization. Notwithstanding the foregoing, this corporation shall only engage in, transact or carry on activities which a corporation classified as a security corporation under the Excise (Income) Tax Laws of the Commonwealth of Massachusetts may lawfully engage in, transact or conduct.

      To the maximum extent permitted by Massachusetts General Laws, Chapter 156B, as the same exists or may thereafter be amended, no director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the corporation. No amendment to or repeal of the provisions of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                          (General Laws, Chapter 156B)

================================================================================

I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $ _______ having been paid, said articles are deemed to have been filed with me this _________ day of _________________ 19 _____.

Effective date:_________________________________________________________________

                             WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth

FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar, or no par stock, shall be deemed to have a par value of one dollar per share.

                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

      Marcia L. Moore, Esq.
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      Syratech Corporation
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      175 McClellan Highway
      East Boston, MA  02128
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Telephone: (617)561-2200
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